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                                                                   EXHIBIT 16.1







January 29, 2001


Mr. Paul Mannion
Webcatalyst Inc. (f.k.a. StupidPC, Inc)
1215 Hightower Trail
Ste B220
Atlanta Ga  30350

Dear Mr. Mannion:

This is to confirm that the client-auditor relationship between Webcatalyst, Inc. (Commission File No. 000-28721) and Grant Thornton, LLP has ceased.

Sincerely,

      /s/

GRANT THORNTON LLP
A. Schnabl


Cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549